Exhibit No. 99.12

Stradley Ronon Stevens & Young, LLP
2600 One Commerce Square
Philadelphia, PA 19103-7098
Telephone (215) 564-8000
Fax (215) 564-8120
www.stradley.com

June 20, 2008

Board of Trustees
Aberdeen Funds, a
Delaware statutory trust
5 Tower Bridge
300 Barr Harbor Drive, Suite 300
West Conshohocken, PA 19428

Board of Trustees
Nationwide Mutual Funds, a
Delaware statutory trust
1200 River Road, Suite 1000
Conshohocken, PA 19428

Re:	Agreement and Plan of Reorganization (the “Agreement”) dated as of

February 8, 2008, by and between the Aberdeen Funds, a Delaware statutory trust (“Acquiring Trust”), on behalf of its 26 corresponding series, as listed on Exhibit A hereto (“Acquiring Funds” and, singly, “Acquiring Fund”) and the Nationwide Mutual Funds, a Delaware statutory trust (“Acquired Trust”), on behalf of its 26 series, as listed on Exhibit A hereto (“Acquired Funds” and, singly, “Acquired Fund”).__

Ladies and Gentlemen:

     You have requested our opinion concerning certain federal income tax consequences of the reorganization of each Acquired Fund (the "Reorganization"), which will consist of: (i) the acquisition by the Acquiring Trust on behalf of each of the Acquiring Funds of all of the property, assets and goodwill of its corresponding Acquired Fund in exchange solely for shares of beneficial interest, without par value, of the Acquiring Fund (“Acquiring Fund Shares”), which are voting securities; (ii) the assumption by the Acquiring Trust on behalf of each of the Acquiring Funds of all of the liabilities of its corresponding Acquired Fund; (iii) the distribution of full and fractional shares of each class of Acquiring Fund Shares equal in number

Board of Trustees, Aberdeen Funds
Board of Trustees, Nationwide Mutual Funds
June 20, 2008

to the number of full and fractional shares of the corresponding class of shares of beneficial interest, without par value, of Acquired Fund (“Acquired Fund Shares”) outstanding at the time of calculation of Acquired Funds’ net asset value on the business day immediately preceding the Effective Date of the Reorganization in complete liquidation of the Acquired Fund; and (iv) the dissolution of each Acquired Fund as soon as practicable after the Effective Date (the “Closing Date,” and the Effective Date of the Reorganization, the “Closing”), all upon and subject to the terms and conditions of the Agreement. Each Acquiring Fund currently is a shell series, without assets or liabilities, created for the purpose of acquiring the assets and liabilities of its corresponding Acquired Fund; except that Aberdeen Small Cap Fund has $100,000 of seed capital required by the 1940 Act.

     In rendering our opinion, we have reviewed and relied upon: (a) a copy of the executed Agreement, dated as of February 8, 2008; (b) the combined proxy statement/prospectus provided to shareholders of Acquired Funds in connection with a Special Meeting of Shareholders of Acquired Funds held on May 5, 2008 and adjourned to June 6, 2008; (c) certain representations concerning the Reorganization made to us by Acquiring Trust and Acquired Trust in letters each dated June 23, 2008 (the “Representation Letters”); (d) all other documents, financial and other reports and corporate minutes we deemed relevant or appropriate; and (e) such statutes, regulations, rulings and decisions as we deemed material in rendering this opinion. All capitalized terms used herein, unless otherwise defined, are used as defined in the Agreement.

     For purposes of this opinion, we have assumed that Acquired Funds, on the Closing of the Reorganization, satisfy, and immediately following the Closing of the Reorganization, Acquiring Funds will continue to satisfy, the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), for qualification as a regulated investment company.

     Based on the foregoing, and provided the Reorganization is carried out in accordance with the applicable laws of the State of Delaware, the terms of the Agreement and the statements in the Representation Letters, for each Acquired Fund and corresponding Acquiring Fund, it is our opinion that:

     1. The acquisition by Acquiring Fund of all of the assets of Acquired Fund, as provided for in the Agreement, in exchange for Acquiring Fund Shares and the assumption by Acquiring Fund of the liabilities of Acquired Fund, followed by the distribution by Acquired Fund to its shareholders of Acquiring Fund Shares in complete liquidation of Acquired should qualify as a reorganization within the meaning of Section 368(a)(1)(F) of the Code, and Acquired Fund and Acquiring Fund each will be a “party to the reorganization” within the meaning of Section 368(b) of the Code.

     2. No gain or loss will be recognized by Acquired Fund upon the transfer of all of its assets to, and assumption of its liabilities by, Acquiring Fund in exchange solely for Acquiring Fund Shares pursuant to Section 361(a) and Section 357(a) of the Code.

Board of Trustees, Aberdeen Funds
Board of Trustees, Nationwide Mutual Funds
June 20, 2008

     3. No gain or loss will be recognized by Acquiring Fund upon the receipt by it of all of the assets of Acquired Fund in exchange solely for Acquiring Fund Shares and the assumption by Acquiring Fund of the liabilities of Acquired Fund pursuant to Section 1032(a) of the Code.

     4. No gain or loss will be recognized by Acquired Fund upon the distribution of Acquiring Fund Shares to its shareholders in complete liquidation of Acquired Fund (in pursuance of the Agreement) pursuant to Section 361(c)(1) of the Code.

     5. The basis of the assets of Acquired Fund received by Acquiring Fund will be the same as the basis of these assets to Acquired Fund immediately prior to the exchange pursuant to Section 362(b) of the Code.

     6. The holding period of the assets of Acquired Fund received by Acquiring Fund will include the period during which such assets were held by Acquired Fund pursuant to Section 1223(2) of the Code.

     7. No gain or loss will be recognized by the shareholders of Acquired Fund upon the exchange of their Acquired Fund Shares for Acquiring Fund Shares (including fractional shares to which they may be entitled), pursuant to Section 354(a) of the Code.

     8. The basis of Acquiring Fund Shares received by the shareholders of Acquired Fund (including fractional shares to which they may be entitled) will be the same as the basis of Acquired Fund Shares exchanged therefor pursuant to Section 358(a)(1) of the Code.

     9. The holding period of Acquiring Fund Shares received by the shareholders of Acquired Fund (including fractional shares to which they may be entitled) will include the holding period of Acquired Fund Shares surrendered in exchange therefor, provided that Acquired Fund Shares were held as a capital asset on the Closing Date of the Reorganization pursuant to Section 1223(1) of the Code.

     10. Acquiring Fund will succeed to and take into account, as of the date of the transfer as defined in Section 1.381(b) -1(b) of the income tax regulations issued by the United States Department of the Treasury (the “Income Tax Regulations”), the items of Acquired Fund described in Section 381(c) of the Code.

     Our opinion is based upon the Code, the applicable Income Tax Regulations, the present positions of the Internal Revenue Service (the “Service”) as are set forth in published revenue rulings and revenue procedures, present administrative positions of the Service, and existing judicial decisions, all of which are subject to change either prospectively or retroactively. We do not undertake to make any continuing analysis of the facts or relevant law following the date of the Reorganization.

     Our opinion is conditioned upon the performance by Acquiring Trust, on behalf of Acquiring Funds, and Acquired Trust, on behalf of the corresponding Acquired Funds, of their undertakings in the Agreement and the Representation Letters. Our opinion is limited to the transactions incident to the Reorganization described herein, and no opinion is rendered with

Board of Trustees, Aberdeen Funds
Board of Trustees, Nationwide Mutual Funds
June 20, 2008

respect to (i) any other transaction or (ii) the effect, if any, of the Reorganization (and/or the transactions incident thereto) on any other transaction and/or the effect, if any, of any such other transaction on the Reorganization.

     This opinion is being rendered to each Acquiring Fund and the corresponding Acquired Fund, and may be relied upon only by such Funds and the shareholders of each. We hereby consent to the use of this opinion as an exhibit to the Registration Statement of Acquiring Fund on Form N-14, and any amendments thereto, covering the registration of Acquiring Fund Shares under the Securities Act of 1933, as amended, to be issued in the Reorganization.

Very truly yours,

                                                              /s/ STRADLEY RONON STEVENS & YOUNG, LLP

EXHIBIT A

Acquired Funds and Acquiring Funds correspond to one another as follows:

Column 1: Acquiring Funds	Column 2: Corresponding Acquired Funds

Aberdeen Select Equity Fund	Nationwide Leaders Fund
A, B, C, R	A, B, C, R
Institutional Class	Institutional Class
Institutional Service Class	Institutional Service Class

Aberdeen China Opportunities Fund	Nationwide China Opportunities Fund
A, B, C, R	A, B, C, R
Institutional Class	Institutional Class
Institutional Service Class	Institutional Service Class

Aberdeen Developing Markets Fund	Nationwide Emerging Markets Fund
A, B, C, R	A, B, C, R
Institutional Class	Institutional Class
Institutional Service Class	Institutional Service Class

Aberdeen Global Financial Services Fund	Nationwide Global Financial Services Fund
A, B, C, R	A, B, C, R
Institutional Class	Institutional Class
Institutional Service Class	Institutional Service Class

Aberdeen Health Sciences Fund	Nationwide Health Sciences Fund (formerly,
A, B, C, R	Nationwide Global Health Sciences Fund)
Institutional Class	A, B, C, R
Institutional Service Class	Institutional Class
Institutional Service Class

Aberdeen Natural Resources Fund	Nationwide Natural Resources Fund (formerly,
A, B, C, R	Nationwide Global Natural Resources Fund)
Institutional Class	A, B, C, R
Institutional Service Class	Institutional Class
Institutional Service Class

Aberdeen Technology and Communications Fund	Nationwide Technology and Communications Fund
A, B, C, R	(formerly, Nationwide Global Technology and
Institutional Class	Communications Fund)
Institutional Service Class	A, B, C, R
Institutional Class
Institutional Service Class

Aberdeen Global Utilities Fund	Nationwide Global Utilities Fund
A, B, C, R	A, B, C, R
Institutional Class	Institutional Class
Institutional Service Class	Institutional Service Class

Aberdeen Hedged Core Equity Fund	Nationwide Hedged Core Equity Fund
A, B, C, R	A, B, C, R
Institutional Class	Institutional Class
Institutional Service Class	Institutional Service Class

Aberdeen International Equity Fund	Nationwide International Growth Fund

-A1-

Column 1: Acquiring Funds	Column 2: Corresponding Acquired Funds

A, B, C, R	A, B, C, R
Institutional Class	Institutional Class
Institutional Service Class	Institutional Service Class

Aberdeen Market Neutral Fund	Nationwide Market Neutral Fund
A, B, C, R	A, B, C, R
Institutional Class	Institutional Class
Institutional Service Class	Institutional Service Class

Aberdeen Select Mid Cap Growth Fund	Nationwide Mid Cap Growth Leaders Fund
A, B, C, D, R	A, B, C, D, R
Institutional Class	Institutional Class
Institutional Service Class	Institutional Service Class

Aberdeen Optimal Allocations Fund: Defensive	Nationwide Optimal Allocations Fund: Defensive
A, B, C, R	A, B, C, R
Institutional Class	Institutional Class
Institutional Service Class	Institutional Service Class

Aberdeen Optimal Allocations Fund: Growth	Nationwide Optimal Allocations Fund: Growth
A, B, C, R	A, B, C, R
Institutional Class	Institutional Class
Institutional Service Class	Institutional Service Class

Aberdeen Optimal Allocations Fund: Moderate	Nationwide Optimal Allocations Fund: Moderate
A, B, C, R	A, B, C, R
Institutional Class	Institutional Class
Institutional Service Class	Institutional Service Class

Aberdeen Optimal Allocations Fund: Moderate	Nationwide Optimal Allocations Fund: Moderate
Growth	Growth
A, B, C, R	A, B, C, R
Institutional Class	Institutional Class
Institutional Service Class	Institutional Service Class

Aberdeen Optimal Allocations Fund: Specialty	Nationwide Optimal Allocations Fund: Specialty
A, B, C, R	A, B, C, R
Institutional Class	Institutional Class
Institutional Service Class	Institutional Service Class

Aberdeen Small Cap Opportunities Fund	Nationwide Small Cap Core Fund
A, B, C, R	A, B, C, R
Institutional Class	Institutional Class
Institutional Service Class	Institutional Service Class

Aberdeen Small Cap Fund	Nationwide Small Cap Fund
A, B, C, R	A, B, C, R
Institutional Class	Institutional Class
Institutional Service Class	Institutional Service Class

Aberdeen Small Cap Growth Fund	Nationwide Small Cap Growth Opportunities Fund
A, B, C, R	A, B, C, R
Institutional Class	Institutional Class
Institutional Service Class	Institutional Service Class

Aberdeen Select Small Cap Fund	Nationwide Small Cap Leaders Fund

-A2-

Column 1: Acquiring Funds	Column 2: Corresponding Acquired Funds

A, B, C, R	A, B, C, R
Institutional Class	Institutional Class
Institutional Service Class	Institutional Service Class

Aberdeen Small Cap Value Fund	Nationwide Small Cap Value Fund
A, B, C, R	A, B, C, R
Institutional Class	Institutional Class
Institutional Service Class	Institutional Service Class

Aberdeen Tax-Free Income Fund	Nationwide Tax-Free Income Fund
A, B, C, D, X, Y	A, B, C, D, X, Y

Aberdeen Select Growth Fund	Nationwide U.S. Growth Leaders Fund
A, B, C, R	A, B, C, R
Institutional Class	Institutional Class
Institutional Service Class	Institutional Service Class

Aberdeen Equity Long-Short Fund	Nationwide U.S. Growth Leaders Long-Short Fund
A, B, C, R	A, B, C, R
Institutional Class	Institutional Class
Institutional Service Class	Institutional Service Class

Aberdeen Select Worldwide Fund	Nationwide Worldwide Leaders Fund
A, B, C, R	A, B, C, R
Institutional Class	Institutional Class
Institutional Service Class	Institutional Service Class

-A3-